Exhibit 99.1

Evolent Health Announces Fourth Quarter and Full Year 2021 Results
Announces Four New Partner Additions

Washington, D.C., (February 23, 2022) – Evolent Health, Inc. (NYSE: EVH), a health care company that delivers proven clinical and administrative solutions to payers and providers, today announced financial results for the quarter and full year ended December 31, 2021.

Highlights from the fourth quarter and full year 2021 announcement include (all comparisons are to the quarter and full year ended December 31, 2020):

Quarter ended December 31, 2021:

•GAAP revenue of $248.4 million, an increase of $1.8 million, or 0.7%, from the three months ended December 31, 2020.
◦Revenue excluding revenue from divested assets increased 39.7% from the three months ended December 31, 2020.
•Net loss attributable to common shareholders of Evolent Health, Inc. of $(5.6) million.
•Achieved Adjusted EBITDA of $24.3 million.
•Total Lives on Platform of 20.0 million as of December 31, 2021, composed of 1.6 million Evolent Health Services Lives on Platform and 18.4 million Clinical Solutions Lives on Platform.

Full year Ended December 31, 2021:
•GAAP revenue of $908.0 million, a decrease of $16.7 million, or (1.8)%, from the year ended December 31, 2020.
◦Revenue excluding revenue from divested assets increased 36.7% from the year ended December 31, 2020.
•Net loss attributable to common shareholders of Evolent Health, Inc. of $(37.6) million.
•Achieved Adjusted EBITDA of $66.3 million.
•Expenditures for software development and other capitalized assets of $25 million for the year ended December 31, 2021.

Also today, Evolent announced four new partnerships and a new initial partner implementation:

•During 2022, three additional Molina health plans, in Kentucky, Washington, and Nevada, will implement New Century Health’s Performance suite for Cardiology. The Kentucky and Washington plans are migrating up from their initial implementation of New Century Health’s Technology and Services suite, and Nevada will be going live for the first time.
•Blue Cross and Blue Shield of North Carolina entered into a new Performance suite with Evolent Care Partners to manage a portion of its Blue Premier Commercial line of business beginning in Q1 2022.
•Evolent Health Services recently went live with its previously announced health plan partner, Bright HealthCare, initiating a multi-year operational partnership. Evolent Health Services will support approximately 350,000 Bright HealthCare plan members in 2022 with its comprehensive administrative and value-based solutions services.

Seth Blackley, Chief Executive Officer and Co-Founder of Evolent Health stated, "2021 was a highly successful year for Evolent Health on multiple fronts. Our excellent fourth quarter results cap a year characterized by strong performance financially, operationally and from a sales perspective. We exceeded our original 2021 commitments through strong execution across the year. The new partner announcements today are further evidence of the differentiation of our value proposition to a broad range of customers. Together with the ten agreements announced during the prior year, these new wins provide Evolent Health strong visibility into strong and durable forward revenue and earnings growth.”

Mr. Blackley added, "I want to thank Evolent’s 3,500 Evolenteers worldwide for their passion and commitment to improving healthcare through innovation focused on quality and efficiency of healthcare delivery. We are excited to capitalize on our momentum with health plans and healthcare providers and to help drive the continuing evolution of value-based care in the U.S."

Financial Results of Evolent Health, Inc.

In our earnings releases, prepared remarks, conference calls, slide presentations and webcasts, we may use or discuss non-GAAP financial measures. Definitions of the non-GAAP financial measures, as well as reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this earnings release. See Financial Statement Presentation and Non-GAAP Financial Measures for more information.

Segment Highlights: Clinical Solutions

•Revenue of $161.1 million, up 9.9%, from $146.6 million from the three months ended December 31, 2020.
▪Revenue excluding revenue from divested assets of $162.1 million, up 47.7%, from the three months ended December 31, 2020.
•Adjusted EBITDA of $29.5 million and $8.6 million for the three months ended December 31, 2021 and 2020, respectively.
▪Adjusted EBITDA margin of 18.3% and 5.9% for the three months ended December 31, 2021 and 2020, respectively.
•Clinical Solutions Lives on Platform in our Performance suite was 1.5 million with a Clinical Solutions Performance suite Average PMPM of $32.33, and in our New Century Health Technology and Services suite Lives on Platform was 16.9 million with a New Century Health Technology and Services suite Average PMPM of $0.39 as of December 31, 2021.
•Acquisition of Vital Decisions included in the New Century Health Technology and Services suite.

Segment Highlights: Evolent Health Services

•Revenue of $87.2 million, down 12.7%, from $100.0 million for the three months ended December 31, 2020, respectively.
◦Revenue excluding revenue from divested assets of $83.8 million, up 26.5% from the three months ended December 31, 2020.
•Adjusted EBITDA of $7.9 million and $21.4 million for the three months ended December 31, 2021 and 2020, respectively.
◦Adjusted EBITDA margin of 9.1% and 21.2% for the three months ended December 31, 2021 and 2020, respectively.
•Evolent Health Services Lives on Platform was 1.6 million with a Evolent Health Services Average PMPM of $17.25 as of December 31, 2021.

Reported Results

Evolent Health, Inc. reported the following results in accordance with U.S. generally accepted accounting principles (“GAAP”):

•Revenue of $248.4 million and $246.5 million for the three months ended December 31, 2021 and 2020, respectively, and $908.0 million and $924.6 million for the years ended December 31, 2021 and 2020, respectively.
•Cost of revenue of $164.5 million and $174.8 million for the three months ended December 31, 2021 and 2020, respectively, and $657.6 million and $696.6 million for the years ended December 31, 2021 and 2020, respectively.
•Selling, general and administrative expenses of $66.9 million and $58.7 million for the three months ended December 31, 2021 and 2020, respectively, and $219.5 million and $210.4 million for the years ended December 31, 2021 and 2020, respectively.
•Net loss attributable to common shareholders of Evolent Health, Inc. of $(5.6) million and $(14.6) million for the three months ended December 31, 2021 and 2020, respectively, and $(37.6) million and $(334.2) million for the years ended December 31, 2021 and 2020, respectively.

◦Net loss margin of (2.3)% and (5.9)% for the three months ended December 31, 2021 and 2020, respectively, and (4.1)% and (36.1)% for the years ended December 31, 2021 and 2020, respectively.
•Loss attributable to common shareholders of Evolent Health, Inc., per basic and diluted share, of $(0.06) and $(0.17) for the three months ended December 31, 2021 and 2020, respectively, and $(0.44) and $(3.94) for the years ended December 31, 2021 and 2020, respectively.

Total cash and cash equivalents was $266.3 million as of December 31, 2021.

Adjusted Results

•Adjusted cost of revenue of $163.8 million and $174.4 million for the three months ended December 31, 2021 and 2020, respectively. Adjusted cost of revenue of $655.0 million and $689.0 million for the years ended December 31, 2021 and 2020, respectively.
•Adjusted selling, general and administrative expenses of $60.2 million and $51.7 million for the three months ended December 31, 2021 and 2020, respectively. Adjusted selling, general and administrative expenses of $186.6 million and $187.1 million for the years ended December 31, 2021 and 2020, respectively.
•Adjusted EBITDA of $24.3 million and $20.4 million for the three months ended December 31, 2021 and 2020, respectively. Adjusted EBITDA of $66.3 million and $48.6 million for the years ended December 31, 2021 and 2020, respectively.
◦Adjusted EBITDA margin of 9.8% and 8.3% for the three months ended December 31, 2021 and 2020, respectively. Adjusted EBITDA margin of 7.3% and 5.3% for the years ended December 31, 2021 and 2020, respectively.
•Adjusted income attributable to common shareholders of $6.9 million and $2.4 million for the three months ended December 31, 2021 and 2020, respectively. Adjusted income (loss) attributable to common shareholders of $1.3 million and $(12.3) million for the years ended December 31, 2021 and 2020, respectively.
•Adjusted income per share attributable to common shareholders of $0.08 and $0.03 for the three months ended December 31, 2021 and 2020, respectively. Adjusted income (loss) per share attributable to common shareholders of $0.02 and $(0.14) for the years ended December 31, 2021 and 2020, respectively.

Business Outlook
First Quarter 2022 Guidance

For the three months ending March 31, 2022, revenue is expected to be in the range of approximately $280.0 million to $295.0 million. Adjusted EBITDA is expected to be in the range of approximately $20.0 million to $25.0 million.

Full Year 2022 Guidance

Revenue for the year ending December 31, 2022 is expected to be in the range of approximately $1.12 billion to $1.18 billion. Adjusted EBITDA is expected to be in the range of approximately $80.0 million to $90.0 million.

This "Business Outlook" section contains forward-looking statements, and actual results may differ materially. Factors that may cause actual results to differ materially from our current expectations are set forth below in "Forward Looking Statements - Cautionary Language" and Evolent Health, Inc.'s filings with the Securities and Exchange Commission ("SEC").

Additional Outlook Information

Cash deployed for software development is expected to be in the range of $25 million - $30 million.

Web and Conference Call Information

As previously announced, Evolent Health, Inc. will hold a conference call to discuss its fourth quarter performance this evening, February 23, 2022, at 5:00 p.m., Eastern Time. To listen to a live broadcast via the internet and view the accompanying materials, please visit the Company's Investor Relations website at http://ir.evolenthealth.com. To participate by telephone, dial 855.940.9467 or 412.317.6034 for international callers, and ask to join the "Evolent Health call." Participants are advised to dial in at least fifteen minutes prior to the call to register. The call will be archived on the company's website for one week and will be available beginning later this evening. Evolent Health invites all interested parties to attend the conference call.

About Evolent Health

Evolent Health (NYSE: EVH) delivers proven clinical and administrative solutions that improve whole-person health while making health care simpler and more affordable. Our solutions encompass total cost of care management, specialty care management, and administrative simplification. Evolent serves a national base of leading payers and providers, is the first company to receive the National Committee for Quality Assurance's Population Health Program Accreditation, and is consistently recognized as a top place to work in health care nationally. Learn more about how Evolent is changing the way health care is delivered by visiting evolenthealth.com.

Contacts:

Seth Frank
Investor Relations
sfrank@evolenthealth.com

Non-GAAP Financial Measures

In addition to disclosing financial results that are determined in accordance with GAAP, we present and discuss Adjusted Revenue, Adjusted Transformation Services Revenue, Adjusted Platform and Operations Services Revenue, Adjusted Cost of Revenue, Adjusted Selling, General and Administrative Expenses, Adjusted Depreciation and Amortization Expenses, Adjusted Total Operating Expenses, Adjusted Operating Income (Loss), Adjusted EBITDA, Adjusted Earnings (Loss) Available to Common Shareholders and Adjusted Earnings (Loss) per Share Available to Common Shareholders, which are all non-GAAP financial measures, as supplemental measures to help investors evaluate our fundamental operational performance.

Adjusted Cost of Revenue and Adjusted Selling, General and Administrative Expenses are defined as cost of revenue and selling, general and administrative expenses, respectively, adjusted to exclude the impact of stock-based compensation expenses, severance costs, amortization of contract cost assets recorded as a result of a one-time ASC 606 transition adjustment, acquisition-related costs related to acquisitions and business combinations, securities offerings, discontinued operations and other one-time adjustments. Management uses Adjusted Cost of Revenue and Adjusted Selling, General and Administrative Expenses as supplemental performance measures, which are also useful to investors, because they facilitate an understanding of our long term operational costs while removing the effect of costs that are not expected to reoccur frequently (e.g. acquisition-related costs) and non-cash (e.g. stock-based compensation expenses) in nature. Additionally, these supplemental performance measures facilitate understanding a breakdown of our Adjusted Total Operating Expenses. Adjustments for acquisition-related costs incurred generally represent professional service fees and direct expenses related to acquisitions. Because we do not acquire businesses on a predictable cycle, we do not consider the amount of acquisition-related costs to be a representative component of the day-to-day operating performance of our business.

Adjusted Depreciation and Amortization Expenses is defined as depreciation and amortization expenses adjusted to exclude the impact of amortization expenses related to intangible assets acquired through asset acquisitions and business combinations. Management uses Adjusted Depreciation and Amortization Expenses as a supplemental performance measure because it reflects a complete view of the operational results. The measure is also useful to investors because it facilitates understanding a breakdown of our Adjusted Total Operating Expenses.

Adjusted Total Operating Expenses is defined as the sum of Adjusted Cost of Revenue, Adjusted Selling, General and Administrative Expenses and Adjusted Depreciation and Amortization Expenses, and reflects the adjustments made in those non-GAAP measures. Adjusted Total Operating Expenses is further adjusted to exclude the impact of (gain) loss on disposal of assets and items arising from acquisitions and business combinations, such as changes in fair value of contingent consideration and indemnification assets.

Adjusted Operating Income (Loss) is defined as Adjusted Revenue less Adjusted Total Operating Expenses, and reflects the adjustments made in those non-GAAP measures. Management uses Adjusted Total Operating Expenses and Adjusted Operating Income (Loss) because the removal of acquisition costs, one-time or non-cash items (e.g. depreciation, amortization and stock-based compensation expenses) allows us to focus on operational performance, and believes these measures are useful to investors because they give investors insight into our core operating performance.

Adjusted EBITDA is defined as EBITDA (net loss attributable to common shareholders of Evolent Health, Inc. before interest income, interest expense, (provision) benefit for income taxes, depreciation and amortization expenses), adjusted to exclude equity method investment impairment, gain on the transfer of membership, loss on repayment of debt, loss on extinguishment of debt, goodwill impairment, gain (loss) from equity method investees, loss on disposal of assets and consolidation, changes in fair value of contingent consideration and indemnification asset, net loss attributable to non-controlling interests, other income (expense), net, repositioning costs, stock-based compensation expense, severance costs, amortization of contract cost assets, strategy and shareholder advisory expenses, acquisition-related costs and gain (loss) from discontinued operations.

Management uses Adjusted EBITDA as a supplemental performance measure because the removal of acquisition-related costs, one-time or non-cash items (e.g. depreciation, amortization and stock-based compensation expenses) allows us to focus on operational performance. We believe that this measure is also useful to investors because it allows further insight into the period over period operational performance in a manner that is comparable to other organizations in our industry and in the market in general.

Adjusted EBITDA Margin is as defined Adjusted EBITDA divided by Revenue. Management uses Adjusted EBITDA margin as a supplemental performance measure because it allows the investor to understand operational performance compared to revenues over time. We believe that this measure is also useful to investors because it allows further insight into the period over period operational performance in a manner that is comparable to other organizations in our industry and in the market in general.

Adjusted Earnings (Loss) Available to Common Shareholders is defined as earnings (loss) attributable to common shareholders adjusted to exclude gain from equity method investees, other income (expense), net, gain on transfer of membership, loss on repayment of debt, goodwill impairment, loss on disposal of assets, impairment of equity method investees, changes in fair value of contingent consideration and indemnification assets, net loss attributable to non-controlling interests, loss on extinguishment of debt, purchase accounting adjustments, repositioning costs, stock-based compensation expenses, severance costs, amortization of contract cost assets recorded as a result of a one-time ASC 606 transition adjustment, gain (loss) from discontinued operations, strategy and shareholder advisory services and acquisition-related costs.

Adjusted Earnings (Loss) per Share Available to Common Shareholders is defined as Adjusted Earnings (Loss) Available to Common Shareholders divided by Weighted-Average Common Shares, and reflects the adjustments made in those non-GAAP measures.
Management uses Adjusted Earnings (Loss) Available to Common Shareholders and Adjusted Earnings (Loss) per Share Available to Common Shareholders because excluding non-cash items (e.g. depreciation, amortization and stock-based compensation expenses) allows us to focus on operational performance. We believe that these measures are also useful to investors for the same reason.

Revenue Excluding Divested Assets is defined as the sum of revenue, less revenue from our divested health plan assets of Passport, Lighthouse and Miami Children’s when divested. Management uses Total Revenue Excluding Divested Assets as a supplemental performance measure because it reflects our on-going operational results. The measures are useful to investors because it reflects the full view of our operational performance in line with how we generate our long-term forecasts.

These adjusted measures do not represent and should not be considered as alternatives to GAAP measurements, and our calculations thereof may not be comparable to similarly entitled measures reported by other companies. A reconciliation of these adjusted measures to their most comparable GAAP financial measures is presented in the tables below. We believe these measures are useful across time in evaluating our fundamental core operating performance.

Lives on Platform and Per Member Per Month (“PMPM”) Fee

Total Lives on Platform are calculated by summing our Evolent Health Services Lives on Platform and our Clinical Solutions Lives on Platform. Evolent Health Services Lives on Platform are calculated by summing members on our value-based care and comprehensive health plan administrative platform. Clinical Solutions Lives on Platform are calculated by summing the Clinical Solutions Lives on Platform in our Performance suite and New Century Health Technology and Services suite Lives on Platform. Clinical Solutions Lives on Platform in our Performance suite are calculated by summing members covered for oncology specialty care services and members covered for cardiology specialty care services for contracts not under ASO arrangements. New Century Health Technology and Services suite Lives on Platform are calculated by summing members covered for oncology specialty care services, members covered for cardiology specialty care services and members covered for advance care planning services for contracts under ASO arrangements. Members covered for more than one category are counted in each category.

Evolent Health Services average per member per month (“PMPM”) fee is defined as platform and operations revenue pertaining to the Evolent Health Services segment during the period reported divided by the average of the beginning and ending Evolent Health Services segment membership during the period reported divided by the number of months in the period. Clinical Solutions Performance suite Average PMPM fee is defined as platform and operations services revenue pertaining to our Clinical Solutions Performance suite during the period reported divided by the average of the beginning and ending Clinical Solutions Performance suite membership during the period reported divided by the number of months in the period. New Century Health Technology and Services suite Average PMPM fee is defined as platform and operations revenue pertaining to the New Century Health Technology and Services suite during the period reported divided by the average of the beginning and ending New Century Health Technology and Services suite membership during the period reported divided by the number of months in the period.

Management uses lives on platform and PMPM fees because we believe that they provide insight into the unit economics of our services. We believe that these measures are also useful to investors because they allow further insight into the period over period operational performance. We believe that these measures are also useful to investors because they allow further insight into the period over period operational performance.

Evolent Health, Inc.
Consolidated Statements of Operations and Comprehensive Income (Loss)
(unaudited, in thousands, except per share data)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2021	2020	2021	2020
Revenue
Transformation services	$6,220	$1,190	$11,204	$11,990
Platform and operations services	242,138	245,346	896,753	912,649
Total revenue	248,358	246,536	907,957	924,639

Expenses
Cost of revenue (exclusive of depreciation and amortization expenses presented separately below)	164,480	174,833	657,551	696,581
Selling, general and administrative expenses	66,917	58,663	219,499	210,412
Depreciation and amortization expenses	15,075	14,705	60,037	60,835
Loss (gain) on disposal of assets and consolidation	—	(5,749)	—	698
Loss on extinguishment of debt, net	—	—	—	4,789
Goodwill impairment	—	—	—	215,100
Change in fair value of contingent consideration and indemnification asset	14,100	4,352	13,281	3,860
Total operating expenses	260,572	246,804	950,368	1,192,275
Operating loss	(12,214)	(268)	(42,411)	(267,636)
Interest income	96	(1)	407	2,633
Interest expense	(6,447)	(8,338)	(25,425)	(28,325)
Impairment of equity method investments	—	—	—	(47,133)
Gain from equity method investees	454	(975)	13,179	10,039
Gain on transfer of membership	22,969	—	45,938	—
Loss on repayment of debt	(2,185)	—	(21,343)	—
Other expense, net	(73)	(292)	(146)	(118)
Loss from continuing operations before income taxes	2,600	(9,874)	(29,801)	(330,540)
Provision (benefit) for income taxes	(453)	763	483	(2,368)
Loss from continuing operations	3,053	(10,637)	(30,284)	(328,172)
Loss from discontinued operations, net of tax (1)	(8,700)	(3,166)	(7,317)	(6,074)
Net loss	(5,647)	(13,803)	(37,601)	(334,246)
Net loss attributable to non-controlling interests	—	822	—	—
Net loss attributable to common shareholders of Evolent Health, Inc.	$(5,647)	$(14,625)	$(37,601)	$(334,246)

Loss per common share
Basic and diluted
Continuing operations	$0.03	$(0.13)	$(0.35)	$(3.86)
Discontinued operations	(0.09)	(0.04)	(0.09)	(0.08)
Basic and diluted loss per share attributable to common shareholders of Evolent Health, Inc.	$(0.06)	$(0.17)	$(0.44)	$(3.94)

Weighted-average common shares outstanding
Basic and diluted	88,326	84,289	86,067	84,928

Comprehensive loss
Net loss	$(5,647)	$(13,803)	$(37,601)	$(334,246)
Other comprehensive loss, net of taxes, related to:

Foreign currency translation adjustment	1	42	(84)	(44)
Total comprehensive loss	(5,646)	(13,761)	(37,685)	(334,290)
Total comprehensive loss attributable to non-controlling interests	—	822	—	—
Total comprehensive loss attributable to common shareholders of Evolent Health, Inc.	$(5,646)	$(14,583)	$(37,685)	$(334,290)
————————
(1)Includes $6.8 million loss on disposal of discontinued operations for the year ended December 31, 2021.

Evolent Health, Inc.
Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	December 31,
	2021	2020
Cash and cash equivalents	$266,280	$319,002
Restricted cash and restricted investments	88,662	21,028
Total current assets	523,960	547,649
Intangible assets, net	279,784	264,992
Goodwill	426,297	349,029
Total assets	1,419,458	1,371,700

Accounts payable	96,084	31,975
Debt, net of discount	215,676	289,900
Total liabilities	725,825	752,100

Total shareholders' equity	693,633	619,600
Total liabilities and shareholders' equity	1,419,458	1,371,700

Evolent Health, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	For the Year Ended December 31,
	2021	2020
Net cash and restricted cash (used in) provided by continuing operations
Net cash and restricted cash provided by (used in) operating activities	$38,747	$(16,225)
Net cash and restricted cash (used in) provided by investing activities	(15,786)	261,072
Net cash and restricted cash used in financing activities	(29,548)	(11,862)
Effect of exchange rate on cash and cash equivalents and restricted cash	(52)	65
Net (decrease) increase in cash and cash equivalents and restricted cash	(6,639)	233,050
Cash and cash equivalents and restricted cash as of beginning-of-period (1)	361,581	128,531
Cash and cash equivalents and restricted cash as of end-of-period (1)	$354,942	$361,581

Net cash and restricted cash provided by (used in) discontinued operations
Cash flows provided by operating activities	$5,002	$6,852
Cash flows (used in) provided by investing activities	(2,494)	2,636
————————
(1)As a result of the closing of the sale of True Health during the first quarter of 2021, the consolidated statements of operations, consolidated balance sheets, and related financial information reflect the Company’s operations and assets and liabilities of True Health as discontinued operations for all periods presented. Cash flows and comprehensive income have not been adjusted and are included in the consolidated statements of cash flows and consolidated statements of comprehensive income (loss) for all periods presented.

Evolent Health, Inc.
Reconciliation of Adjusted Results of Operations
(in thousands, unaudited)

	For the Three Months Ended December 31, 2021			For the Three Months Ended December 31, 2020			Evolent Health, Inc. as Reported		Evolent Health, Inc. as Adjusted
	Evolent		Evolent	Evolent		Evolent
	Health, Inc.		Health, Inc.	Health, Inc.		Health, Inc.	Change Over Prior Period		Change Over Prior Period
	as Reported	Adjustments	as Adjusted	as Reported	Adjustments	as Adjusted	$	%	$	%
Revenue
Transformation services	$6,220	$—	$6,220	$1,190	$—	$1,190	$5,030	422.7%	$5,030	422.7%
Platform and operations services (1)	242,138	—	242,138	245,346	—	245,346	(3,208)	(1.3)%	(3,208)	(1.3)%
Total revenue	248,358	—	248,358	246,536	—	246,536	1,822	0.7%	1,822	0.7%
Expenses
Cost of revenue (exclusive of depreciation and amortization expenses presented separately below) (1)	164,480	(654)	163,826	174,833	(409)	174,424	(10,353)	(5.9)%	(10,598)	(6.1)%
Selling, general and administrative expenses (2)	66,917	(6,682)	60,235	58,663	(6,944)	51,719	8,254	14.1%	8,516	16.5%
Depreciation and amortization expenses (3)	15,075	(3,539)	11,536	14,705	(5,823)	8,882	370	2.5%	2,654	29.9%
Loss on extinguishment of debt	—	—	—	—	—	—	—	—%	—	—%
Gain on disposal of assets	—	—	—	(5,749)	5,749	—	5,749	100.0%	—	—%
Change in fair value of contingent consideration and indemnification asset	14,100	(14,100)	—	4,352	(4,352)	—	9,748	224.0%	—	—%
Total operating expenses	260,572	(24,975)	235,597	246,804	(11,779)	235,025	13,768	5.6%	572	0.2%
Operating income (loss)	$(12,214)	$24,975	$12,761	$(268)	$11,779	$11,511	$(11,946)	(4,457.5)%	$1,250	10.9%

Total operating expenses as a percentage of total revenue	104.9%		94.9%	100.1%		95.3%
————
(1)Adjustments to cost of revenue include $(0.6) million and $(0.5) million in stock-based compensation expense and $(9) thousand and $48 thousand related to the amortization of contract cost assets recorded as a result of the one-time ASC 606 transition adjustment for the three months ended December 31, 2021 and 2020, respectively.
(2)Adjustments to selling, general and administrative expenses include $(4.3) million and $(3.8) million in stock-based compensation expense, $(2.3) million and $(2.1) million of acquisition-related costs resulting from acquisitions and business combinations and $(58.0) thousand and $(1.1) million of severance costs for the three months ended December 31, 2021 and 2020.
(3)Adjustments to depreciation and amortization expenses of approximately $3.5 million and $5.8 million for the three months ended December 31, 2021 and 2020, respectively, relate to amortization of intangible assets acquired via asset acquisitions and business combinations.

	For the Year Ended December 31, 2021			For the Year Ended December 31, 2020			Evolent Health, Inc. as Reported		Evolent Health, Inc. as Adjusted
	Evolent		Evolent	Evolent		Evolent
	Health, Inc.		Health, Inc.	Health, Inc.		Health, Inc.	Change Over Prior Period		Change Over Prior Period
	as Reported	Adjustments	as Adjusted	as Reported	Adjustments	as Adjusted	$	%	$	%
Revenue
Transformation services	$11,204	$—	$11,204	$11,990	$—	$11,990	$(786)	(6.6)%	$(786)	(6.6)%
Platform and operations services	896,753	—	896,753	912,649	—	912,649	(15,896)	(1.7)%	(15,896)	(1.7)%
Total revenue	907,957	—	907,957	924,639	—	924,639	(16,682)	(1.8)%	(16,682)	(1.8)%
Expenses
Cost of revenue (exclusive of depreciation and amortization expenses presented separately below) (1)	657,551	(2,538)	655,013	696,581	(7,629)	688,952	(39,030)	(5.6)%	(33,939)	(4.9)%
Selling, general and administrative expenses (2)	219,499	(32,872)	186,627	210,412	(23,298)	187,114	9,087	4.3%	(487)	(0.3)%
Goodwill impairment	—	—	—	215,100	(215,100)	—	(215,100)	(100.0)%	—	—%
Depreciation and amortization expenses (3)	60,037	(20,529)	39,508	60,835	(23,336)	37,499	(798)	(1.3)%	2,009	5.4%
Loss on disposal of assets	—	—	—	698	(698)	—	(698)	(100.0)%	—	—%
Loss on extinguishment of debt	—	—	—	4,789	(4,789)	—	(4,789)	(100.0)%	—	—%
Change in fair value of contingent consideration and indemnification asset	13,281	(13,281)	—	3,860	(3,860)	—	9,421	244.1%	—	—%
Total operating expenses	950,368	(69,220)	881,148	1,192,275	(278,710)	913,565	(241,907)	(20.3)%	(32,417)	(3.5)%
Operating income (loss)	$(42,411)	$69,220	$26,809	$(267,636)	$278,710	$11,074	$225,225	84.2%	$15,735	142.1%

Total operating expenses as a percentage of total revenue	104.7%		97.0%	128.9%		98.8%
————
(1)Adjustments to cost of revenue include $(2.3) million and $(1.8) million in stock-based compensation expense, $(0.3) million and $(3.7) million related to the amortization of contract cost assets recorded as a result of the one-time ASC 606 transition adjustment for the year ended December 31, 2021 and 2020, respectively. Adjustments for the year ended December 31, 2020 also include $(2.2) million of severance costs.
(2)Adjustments to selling, general and administrative expenses include $(14.4) million and $(12.8) million in stock-based compensation expense, $(7.3) million and $(1.3) million of repositioning costs, $(4.2) million and $(2.4) million of acquisition-related costs resulting from acquisitions and business combinations and $(0.2) million and $(6.8 million) of severance costs for the year ended December 31, 2021 and 2020, respectively. Adjustments for the year ended December 31, 2021 also include $(6.5) million of shareholder advisory services and $(0.2) million of amortization of contract cost assets.
(3)Adjustments to depreciation and amortization expenses of approximately $20.5 million and $23.3 million for the year ended December 31, 2021 and 2020, respectively, relate to amortization of intangible assets acquired via asset acquisitions and business combinations.

Evolent Health, Inc.
Segment Results
(in thousands, unaudited)

	Evolent Health Services	Clinical Solutions	Intersegment Eliminations	Subtotal	Corporate(1)	Consolidated
Revenue
For the Three Months Ended December 31, 2021
Transformation services	$6,220	$—	$—	$6,220	$—	$6,220
Platform and operations services	81,483	161,113	(458)	242,138	—	242,138
Total revenue	$87,703	$161,113	$(458)	$248,358	$—	$248,358

For the Three Months Ended December 31, 2020
Transformation services	$1,190	$—	$—	$1,190	$—	$1,190
Platform and operations services	99,561	146,556	(771)	245,346	—	245,346
Total revenue	$100,751	$146,556	$(771)	$246,536	$—	$246,536

	Evolent Health Services	Clinical Solutions	Subtotal	Corporate (1)	Segments Total
For the Three Months Ended December 31, 2021
Adjusted EBITDA	$7,943	$29,464	$37,407	$(13,108)	$24,299

For the Three Months Ended December 31, 2020
Adjusted EBITDA	$21,370	$8,595	$29,965	$(9,570)	$20,395

	Evolent Health Services	Clinical Solutions	Intersegment Eliminations	Subtotal	Corporate (1)	Consolidated
Revenue
For the Year Ended December 31, 2021
Transformation services	$11,204	$—	$—	$11,204	$—	$11,204
Platform and operations services	300,423	598,144	(1,814)	896,753	—	896,753
Total revenue	$311,627	$598,144	$(1,814)	$907,957	$—	$907,957

For the Year Ended December 31, 2020
Transformation services	$11,990	$—	$—	$11,990	$—	$11,990
Platform and operations services	373,144	542,279	(2,774)	912,649	—	912,649
Total revenue	$385,134	$542,279	$(2,774)	$924,639	$—	$924,639

	Evolent Health Services	Clinical Solutions	Subtotal	Corporate (1)	Segments Total
For the Year Ended December 31, 2021
Adjusted EBITDA	$17,063	$82,920	$99,983	$(33,666)	$66,317

For the Year Ended December 31, 2020
Adjusted EBITDA	$57,731	$26,864	$84,595	$(36,022)	$48,573
————————
(1)Corporate includes various finance, human resources, legal, executive and other corporate infrastructure expenses.

Evolent Health, Inc.
Reconciliation of Adjusted EBITDA to Net Loss
Attributable to Common Shareholders of Evolent Health, Inc.
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2021	2020	2021	2020
Net loss attributable to common shareholders of Evolent Health, Inc.	$(5,647)	$(14,625)	$(37,601)	$(334,246)
Net income margin	(2.3)%	(5.9)%	(4.1)%	(36.1)%

Less:
Interest income	96	(1)	407	2,633
Interest expense	(6,447)	(8,338)	(25,425)	(28,325)
Benefit (provision) for income taxes	453	(763)	(483)	2,368
Depreciation and amortization expenses	(15,075)	(14,705)	(60,037)	(60,835)
EBITDA	15,326	9,182	47,937	(250,087)
Less:
Impairment of equity method investees	—	—	—	(47,133)
Gain on transfer of membership	22,969	—	45,938	—
Loss on repayment of debt	(2,185)	—	(21,343)	—
Loss on extinguishment of debt	—	—	—	(4,789)
Goodwill impairment	—	—	—	(215,100)
Gain (loss) from equity method investees	454	(975)	13,179	10,039
Loss (gain) on disposal of assets and consolidation	—	5,749	—	(698)
Change in fair value of contingent consideration and indemnification asset	(14,100)	(4,352)	(13,281)	(3,860)
Net loss attributable to non-controlling interests	—	(822)	—	—
Other income (expense), net	(73)	(292)	(146)	(118)
Repositioning costs	(1,275)	(1,275)	(7,318)	(1,275)
Stock-based compensation expense	(4,957)	(4,231)	(16,711)	(14,606)
Severance costs	(146)	(1,096)	(198)	(8,986)
Amortization of contract cost assets	(43)	(127)	(476)	(3,944)
Strategy and shareholder advisory expenses	—	—	(6,513)	—
Acquisition-related costs	(917)	(626)	(4,194)	(2,116)
Gain (loss) from discontinued operations (1)	(8,700)	(3,166)	(7,317)	(6,074)
Adjusted EBITDA	$24,299	$20,395	$66,317	$48,573

Adjusted EBITDA margin	9.8%	8.3%	7.3%	5.3%
————————
(1)Includes $6.8 million loss on disposal of discontinued operations for the year ended December 31, 2021.

Evolent Health, Inc.
Reconciliation of Adjusted EBITDA to Net Loss
Attributable to Common Shareholders of Evolent Health, Inc.
(in thousands, except per share data)
(unaudited)

	Evolent Health Services		Clinical		Corporate
	For the Three Months Ended December 31,		For the Three Months Ended December 31,		For the Three Months Ended December 31,
	2021	2020	2021	2020	2021	2020
Net loss attributable to common shareholders of Evolent Health, Inc.	$(3,348)	$9,185	$22,480	$4,385	$(24,779)	$(28,195)
Net income margin	(3.8)%	9.1%	14.0%	3.0%

Less:
Interest income	—	—	—	—	96	(1)
Interest expense	—	—	—	—	(6,447)	(8,338)
Benefit (provision) for income taxes	—	—	—	—	453	(763)
Depreciation and amortization expenses	(9,968)	(10,900)	(5,107)	(3,805)	—	—
EBITDA	6,620	20,085	27,587	8,190	(18,881)	(19,093)
Less:
Gain (loss) from equity method investees	—	—	—	—	454	(975)
Gain on transfer of membership	—	—	—	—	22,969	—
Loss (gain) on disposal of assets	—	—	—	—	—	5,749
Change in fair value of contingent consideration and indemnification asset	—	—	—	—	(14,100)	(4,352)
Other expense, net	—	—	—	—	(73)	(292)
Net loss attributable to non-controlling interests	—	—	—	—	—	(822)
Loss on extinguishment of debt	—	—	—	—	(2,185)	—
Repositioning costs	(671)	—	—	—	(604)	(1,275)
Stock-based compensation expense	(611)	(389)	(1,350)	(422)	(2,996)	(3,420)
Severance costs	2	(768)	—	17	(148)	(345)
Amortization of contract cost assets	(43)	(127)	—	—	—	—
Acquisition-related costs	—	—	(527)	—	(390)	(626)
Loss from discontinued operations	—	—	—	—	(8,700)	(3,166)
Adjusted EBITDA	$7,943	$21,369	$29,464	$8,595	$(13,108)	$(9,569)

Adjusted EBITDA margin	9.1%	21.2%	18.3%	5.9%

Evolent Health, Inc.
Reconciliation of Adjusted Earnings (Loss) Available to Common
Shareholders to Net Loss Attributable to Common Shareholders
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2021	2020	2021	2020
Net Loss Attributable to Common Shareholders of Evolent Health, Inc. (a)	$(5,647)	$(14,625)	$(37,601)	$(334,246)
Less:
Gain (loss) from equity method investees	454	(975)	13,179	10,039
Other expense, net	(73)	(292)	(146)	(118)
Gain on transfer of membership	22,969	—	45,938	—
Loss on repayment of debt	(2,185)	—	(21,343)	—
Loss (gain) on disposal of assets and consolidation	—	5,749	—	(698)
Goodwill impairment	—	—	—	(215,100)
Loss on extinguishment of debt	—	—	—	(4,789)
Impairment of equity method Investees	—	—	—	(47,133)
Change in fair value of contingent consideration and indemnification asset	(14,100)	(4,352)	(13,281)	(3,860)
Net loss attributable to non-controlling interests	—	(822)	—	—
Purchase accounting adjustments	(3,539)	(5,823)	(20,529)	(23,336)
Repositioning costs	(1,275)	(1,275)	(7,318)	(1,275)
Stock-based compensation expense	(4,957)	(4,231)	(16,711)	(14,606)
Severance costs	(146)	(1,096)	(198)	(8,986)
Amortization of contract cost assets	(43)	(127)	(476)	(3,944)
Loss from discontinued operations (1)	(8,700)	(3,166)	(7,317)	(6,074)
Strategy and shareholder advisory expenses	—	—	(6,513)	—
Acquisition-related costs	(917)	(626)	(4,194)	(2,116)
Adjusted Income (Loss) Attributable to Common Shareholders (b)	$6,865	$2,411	$1,308	$(12,250)

Loss per Share Attributable to Common Shareholders - Basic and Diluted (a) (2)	$(0.06)	$(0.17)	$(0.44)	$(3.94)

Adjusted Income (Loss) per Share Available to Common Shareholders (b)	$0.08	$0.03	$0.02	$(0.14)

Weighted-average common shares - basic and diluted (2)	88,326	84,289	86,067	84,928
————————
(1)Includes $6.8 million loss on disposal of discontinued operations for the year ended December 31, 2021.
(2)For periods of net loss, shares used in both the basic and diluted earnings per share calculation represent basic shares as using diluted shares would be anti-dilutive.

Evolent Health, Inc.
Reconciliation of Revenue from Divested Assets
to Revenue
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2021	2020	2021	2020
Total revenue	$248,358	$246,536	$907,957	$924,639
Less:
Revenue from divested assets	2,501	70,543	17,355	273,015
Total revenue excluding divested assets	245,857	175,993	890,602	651,624

Clinical Solutions revenue	$161,113	$146,556	$598,144	$542,279
Less:
Revenue from divested assets	(973)	36,806	(411)	134,442
Clinical Solutions revenue excluding divested assets	162,086	109,750	598,555	407,837

Evolent Health Services revenue	87,245	99,980	309,813	382,360
Less:
Revenue from divested assets	3,474	33,737	17,766	138,573
Evolent Health Services revenue excluding divested assets	83,771	66,243	292,047	243,787
Total revenue excluding divested assets	$245,857	$175,993	$890,602	$651,624

Evolent Health, Inc.
Guidance Reconciliation
(in thousands, unaudited)

	For the Three Months Ended March 31, 2022	For the Year Ended December 31, 2022
Net loss attributable to common shareholders of Evolent Health, Inc.	$(4,900)	$(27,000)
Less:
Interest income	125	500
Interest expense	(6,000)	(24,000)
Depreciation and amortization expenses	(16,250)	(65,000)
EBITDA	17,225	61,500
Less:
Gain from equity method investees	800	800
Other income (expense), net	(50)	(200)
Stock-based compensation expense	(5,000)	(20,000)
Amortization of contract cost assets	(25)	(100)
Acquisition-related costs	(1,000)	(4,000)
Adjusted EBITDA	$22,500	$85,000

The guidance reconciliation provided above reconciles the midpoint of the respective guidance ranges to the most comparable GAAP measure.

FORWARD-LOOKING STATEMENTS - CAUTIONARY LANGUAGE

Certain statements made in this report and in other written or oral statements made by us or on our behalf are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like: “believe,” “anticipate,” “expect,” “estimate,” “aim,” “predict,” “potential,” “continue,” “plan,” “project,” “will,” “should,” “shall,” “may,” “might” and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, trends in our businesses, prospective services, partner relationships, future performance or financial results and the closing of pending transactions and the outcome of contingencies, such as legal proceedings. We claim the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA.

These statements are only predictions based on our current expectations and projections about future events. Forward-looking statements involve risks and uncertainties that may cause actual results, level of activity, performance or achievements to differ materially from the results contained in the forward-looking statements. Risks and uncertainties that may cause actual results to vary materially, some of which are described within the forward-looking statements, include, among others:

•We derive a significant portion of our revenues from our largest partners.
•The market for value-based health care in the United States is rapidly evolving.
•The health care regulatory and political framework is uncertain and evolving.
•If we are unable to offer new and innovative products and services or our products and services fail to keep pace with advances in industry standards, technology and our partners’ needs, our partners may terminate or fail to renew their relationships with us and our revenue and results of operations may suffer.
•We have made and entered, and may in the future make and enter acquisitions, investments and alliances and joint ventures, which may be difficult to integrate, divert management resources, result in unanticipated costs or dilute our stockholders.
•The financial benefits we expect to receive as a result of our sale of certain assets of Passport to Molina may not be realized.
•Our revenues and the growth of our business rely, in part, on the growth and success of our partners and certain revenues from our engagements, which are difficult to predict and are subject to factors outside of our control, including governmental funding reductions and other policy changes.
•Failure to accurately underwrite performance-based contracts could result in a reduction in profitability for our Specialty Care Management solution.
•If we fail to effectively manage our growth and cost structure, our business and results of operations could be harmed.
•Public health emergencies such as the COVID-19 pandemic have adversely affected, and could in the future, adversely affect our business and the business of our customers and suppliers.
•Our offshore support and professional services may prove difficult to manage or may not allow us to realize our cost reduction goals.
•If we lose key members of our management team or employees or are unable to attract and retain the employees we need, our compensation costs will increase and our business and operating results will be adversely affected.
•We have recorded a significant amount of goodwill, and we may never realize the full value of our intangible assets, causing us to record impairments that may negatively affect our results of operations.
•We may need to obtain additional financing which may not be available or, if it is available, may result in a reduction in the ownership of our stockholders.
•We have experienced net losses in the past and we may not achieve profitability in the future.
•We are and may become subject to litigation, proceedings, government inquiries, reviews, audits or investigations which could have a material adverse effect on our business, financial condition and results of operations.
•We typically incur significant upfront costs in our partner relationships, and if we are unable to develop or grow these partner relationships over time, we are unlikely to recover these costs and our operating results may suffer.
•If we do not continue to attract new partners and successfully capture new opportunities, we may not achieve our financial projections, and our results of operations would be harmed.
•As we enter into an increasing number and variety of risk sharing arrangements with partners, our revenues and profitability could be limited and negatively impacted.
•If the estimates and assumptions we use to determine the size of the target markets for our services are inaccurate, our future growth rate may be impacted and our business would be harmed.
•If we are not able to maintain and enhance our reputation and brand recognition, our business and results of operations will be harmed.

•Consolidation in the health care industry could have a material adverse effect on our business, financial condition and results of operations.
•We face intense competition, which could limit our ability to maintain or expand market share within our industry, and if we do not maintain or expand our market share our business and operating results will be harmed.
•Our offerings could be subject to audits by CMS and other governmental payers and whistleblower claims under the False Claims Act.
•Exclusivity and right of first refusal clauses in some of our partner and founder contracts may prohibit us from partnering with certain other providers in the future, and as a result may limit our growth.
•We are subject to privacy and data protection laws.
•Data loss or corruption may adversely affect our reputation and relationships.
•Our business is subject to online security risks, and if we are unable to safeguard the security and privacy of confidential data, we may face significant liabilities and our reputation and business will be harmed.
•If we are unable to obtain, maintain and enforce intellectual property protection for our technology and products or if the scope of our intellectual property protection is not sufficiently broad, others may be able to develop and commercialize technology and products substantially similar to ours, and our ability to successfully commercialize our technology and products may be adversely affected.
•If our trademarks and trade names are not adequately protected, we may not be able to build name recognition in our markets of interest and our business may be adversely affected.
•Third parties may initiate proceedings alleging that we are violating their intellectual property rights.
•Open source software could adversely affect our ability to offer our services and subject us to possible litigation.
•If we are unable to protect the confidentiality of our trade secrets, know-how and other proprietary information, the value of our technology and products could be adversely affected.
•We depend on certain technologies that are licensed to us. We do not control the intellectual property rights covering these technologies and any loss of our rights to these technologies or the rights licensed to us could prevent us from developing and/or commercializing our products.
•Any restrictions on our use of, or ability to license, data, or our failure to license data and integrate third-party technologies, could have a material adverse effect on our business, financial condition and results of operations.
•We rely on Internet infrastructure, bandwidth providers, data center providers, other third parties and our own systems for providing services to our partners, and any failure or interruption in the services provided by these third parties or our own systems could expose us to litigation and negatively impact our relationships with partners, adversely affecting our brand and our business.
•We rely on third-party vendors to host and maintain our technology platform.
•We have previously identified material weaknesses in our internal control over financial reporting. Although the material weaknesses were remediated, if we identify additional material weaknesses in the future, we and our auditor may conclude that our internal control over financial reporting is not effective and we may be unable to produce timely and accurate financial statements, any of which could adversely impact our investors’ confidence and our stock price.
•We will not be reimbursed for any payments made under the TRA in the event that any tax benefits are disallowed.
•We are required to pay certain of our pre-IPO investors for certain tax benefits we may claim in the future, and these amounts are expected to be material.
•We may not be able to realize all or a portion of the tax benefits that resulted from the exchanges of Class B common units for our Class A common stock or from the utilization of NOLs previously held by Evolent Health Holdings and an affiliate of TPG and from payments made under the TRA.
•In certain cases, payments by us under the TRA may be accelerated or significantly exceed the tax benefits we realize in respect of the tax attributes subject to the TRA.
•The agreements between us and certain of our pre-IPO investors were made in the context of an affiliated relationship and may contain different terms than comparable agreements with unaffiliated third parties.
•The conditional conversion feature of the 2025 Notes, if triggered, may adversely affect our financial condition and operating results.
•The accounting method for convertible debt securities that may be settled in cash, such as the 2024 Notes and the 2025 Notes, could have a material effect on our reported financial results.
•We expect that our stock price will be volatile and may fluctuate or decline significantly.
•We are subject to securities class action litigation and an adverse outcome in such litigation could have an adverse effect on our financial condition.
•The market price of our Class A common stock could decline due to the large number of shares of Class A common stock issuable upon conversion of our convertible notes, or by sales or issuances of substantial amounts of our Class A common stock.
•Some provisions of Delaware law, our second amended and restated certificate of incorporation and our third amended and restated by-laws and certain of our contracts may deter third parties from acquiring us.

•Our second amended and restated certificate of incorporation and stockholders’ agreement contain provisions renouncing our interest and expectation to participate in certain corporate opportunities identified by or presented to certain of our pre-IPO investors.
•Our second amended and restated certificate of incorporation designates courts in the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.
•We do not anticipate paying any cash dividends in the foreseeable future.

The risks included here are not exhaustive. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Our periodic reports and other documents filed with the SEC include additional factors that could affect our businesses and financial performance. Moreover, we operate in a rapidly changing and competitive environment. New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors.

Further, it is not possible to assess the effect of all risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. In addition, we undertake no obligation to publicly update any forward-looking statements to reflect events or circumstances that occur after the date of this release.